Exhibit 99.2

合作谅解备忘录

Memorandum of Understanding

甲方：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

Party A：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

乙方：德众星晖信息技术有限公司 (“德众星晖”)

Party B: Dezhong Xinghui Information Technology Co., Ltd. (“Dezhong Xinghui”)

ATXG是一家专注于服装制造、物流服务、物业管理的综合服务提供商。其服装制造业务主要是向位于中国的批发商进行销售。物流业务包括送货和快递服务，覆盖中国内地重要城市。物业管理和转租业务为服装市场的服装批发商和零售商提供店铺转租和物业管理服务。盈喜集团在中国境内11个省份和3个直辖市提供物流服务，覆盖了超过86个城市，具备丰富的运输资源和物流管理经验。

ATXG is an integrated service provider focusing on garment manufacturing, logistics services, property management, and subleasing. In the clothing manufacturing business segment, ATXG primarily sells garments to wholesalers in China, while the logistics services segment encompasses delivery and courier services, serving key cities within mainland China. In the field of property management and leasing segment, ATXG offers shop leasing and property management services to clothing wholesalers and retailers in the apparel market. With logistics services covering 11 provinces and 3 municipalities, spanning over 86 cities in mainland China, ATXG possesses abundant transportation resources and logistics management experience.

德众星晖成立于2017年9月，位于杭州市西湖区的一家全国性知名高科技实体。德众星晖旗下运营的生鲜入口平台——奇麟鲜品，专注于为生鲜、食品类的企业和零售商家提供数字零售解决方案。奇麟鲜品每年有高达500万美金的软件技术投入，一直在数字化服务、人工智能、SaaS系统、支付系统等方面进行深耕。

Dezhong Xinghui is an enterprise established in September 2017 based in Hangzhou City’s Xihu District, is recognized for its high-tech innovations in digital retail. Dezhong Xinghui’s platform, Qilin XianPin, specializes in providing digital retail solutions for fresh produce, food industry enterprises, and retailers. With an annual investment of up to USD$5 million in software technology, Dezhong Xinghui continuously explores Software-as-a-Service (“SAAS”) systems, big data analysis, artificial intelligence (“AI”) applications, private domain operations, and other technologies enhance its platform functionalities.

于2024年3月20日，双方通过签署为期3年的合作谅解备忘录，达成了ATXG与德众星晖的合作。通过这份谅解备忘录，双方旨在建立战略合作，共同开发人工智能物流系统，旨在优化车辆调度、实时监控库存、实现智能分类和分级递送，并持续运行。通过自动化任务，该举措将显著降低劳动成本和减少错误，从而提高物流运营的效率和质量。总的来说，该系统的优化功能涵盖了物流的各个方面，为双方在各自的社区内实现物流交付方面带来了突破性的进展。

On March 20, 2024, ATXG and Dezhong Xinghui entered into a three year memorandum of understanding (the “MOU”). Through the MOU, both parties aim to establish strategic cooperation to develop an AI logistics system. This system aims to optimize vehicle dispatching, monitor inventory in real-time, enable intelligent sorting and delivery, and operate seamlessly. By automating tasks, this initiative significantly reduces labor costs and errors, ultimately enhancing efficiency and quality across logistics operations. Overall, the optimization functionalities of the AI logistics system cover all aspects of logistics, promising breakthroughs in delivery services within their respective logistic communities.

签字

SIGNATURE PAGE

甲方：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

Party A：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

签章 / Signature & seal：

/s/ Addentax Group Corp.

乙方：德众星晖信息技术有限公司

Party B: Dezhong Xinghui Information Technology Co., Ltd. (“Dezhong Xinghui”)

签章 / Signature & seal：

/s/ Dezhong Xinghui Information Technology Co., Ltd